EXHIBIT 10.2

SIXTEENTH AMENDMENT TO COAL SUPPLY AGREEMENT

Between PACIFICORP
And

CHEVRON MINING INC.

THIS SIXTEENTH AMENDMENT amends the Coal Supply Agreement dated July l, 1992, as amended and restated in the FIFTEENTH AMENDMENT TO COAL SUPPLY AGREEMENT, effective July 1, 2010, ("CSA") between CHEVRON MINING INC. (fka The Pittsburg & Midway Coal Mining Co.), a Missouri corporation with offices in Englewood, Colorado ("Seller"), and PACIFICORP, an Oregon corporation with offices in Salt Lake City, Utah ("Buyer").

RECITALS

1.	Seller has constructed new facilities at its Sorenson Tipple which have changed the physical point at which Seller delivers coal to Buyer and changed the weigh scale for deliveries of coal.

2.	The parties therefore desire to amend the CSA solely to reflect these physical changes.

In consideration of the mutual benefits, the parties amend the CSA as follows:

1.	Section 3.06 as presently written shall be deleted and shall now read in its entirety as follows:

3.06    Point of Delivery. Seller shall deliver the coal F.O.B. the point of discharge of coal off of Seller's 170 Belt into the chute on Buyer's "Green Transfer Station" (the "Point of Delivery'').Title and risk of loss for all coal shall pass to Buyer upon receipt at the Point of Delivery.

2.	Section 4.03 as presently written shall be deleted and shall now read in its entirety as follows:

4.03	Weighing

EXHIBIT 10.2

(a)
    Weigh Scale. The weighing process for measuring coal delivered under this Agreement is segregated into two primary components: 1) the "Weigh Bridge" with the load cells located Oil the Sellers 170 belt and 2) the “Integrator” located in the Buyer's weigh bin. Buyer shall provide Seller with a daily copy of the scale weights (provided via the Integrator) that match the samples provided for in Section 4.02(b). The weight thus determined shall be accepted as the quantity of coal for which invoices are rendered and payments made under this Agreement.
(b)
    Tests. Seller shall operate and maintain the Weigh Bridge at Seller's expense and the Buyer shall operate and maintain the Integrator at Buyer's expense. The parties shall share responsibility for maintaining the connection wires between the Weigh Bridge and the Integrator. Regular calibration and maintenance schedules will be adhered to using National Institute of Standards and Technology Handbook 44 guidelines or mutually agreed upon methods and procedures. In addition, Wyoming State certification of the scales will be maintained at all times. Either party may at any time request a prompt test and adjustment of the scales, the results of which shall be certified by an independent weighing and inspection bureau or other mutually acceptable independent organization, all at the expense of the party requesting the test, provided, however, that if such test reveals an error in weights in excess of one-half of 1 percent, the party benefiting from the error shall bear the costs of the test. If the scales are found to be in error in excess of one-half of 1 percent, the Joint Task Force established under Section 4.08 shall promptly attempt to reach a mutually agreeable settlement concerning the tonnage delivered during the period following the last scale test. If the Joint Task Force is unable to reach a prompt settlement, the tonnage for all coal delivered under this Agreement during the entire period subsequent to the last scale test shall be adjusted upwards or downwards, as the case may be, for 50 percent of any correction made to the scales, and Seller shall issue to Buyer a debit or credit memorandum therefor.
(c)
    Representatives. Each party shall have the right, at its sole risk and expense, to have a representative present to observe the weighing of the coal and the scale maintenance calibration and certification procedures.

The CSA as amended by this Sixteenth Amendment is in full effect.

The parties hereto have caused this Sixteenth Amendment to be executed on the dates' shown below.

EXHIBIT 10.2

Chevron Mining Inc.	Pacificorp
By: /s/ [Illegible]	By: /s/ Cindy Crane
Title: President	Title: Vice President

September 30, 2011	October 4, 2011